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                                             EXHIBIT 10(i)113)

                   AMENDMENT I TO THE AGREEMENT
                FOR THE SALE AND PURCHASE OF COAL


          THIS AMENDMENT ("AMENDMENT"), dated as of November 1, 1997 TO THAT AGREEMENT ("AGREEMENT") FOR THE SALE AND PURCHASE OF COAL made and entered into as of the lst day of December 1996 by and between CENTRAL HUDSON GAS & ELECTRIC CORPORATION, (herein-after referred to as "BUYER") and INTER-AMERICAN COAL N.V., (hereinafter referred to as "PRODUCER") and INTER-AMERICAN COAL, INC., (hereinafter referred to as "SALES AGENT"). PRODUCER and SALES AGENT are hereinafter collectively referred to as "SELLER".

                           WITNESSETH:

          WHEREAS, Article VI of the AGREEMENT provides that beginning July 1, 1997, BUYER and SELLER shall commence good faith negotiations with respect to the price of coal for the next
Contract Year; and

          WHEREAS, notice was duly given and BUYER and SELLER entered into good faith negotiations; and

          WHEREAS, after completion of good faith negotiations, BUYER and SELLER desire to amend the AGREEMENT to provide for the pricing of coal and certain other AGREEMENT provisions;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

          ARTICLE II (TERM OF AGREEMENT), ARTICLE IV
(SPECIFICATION & QUALITY & WEIGHT) , ARTICLE VI (BASE PRICE) and
ARTICLE VII (ADJUSTMENT IN PRICE FOR QUALITY) of the AGREEMENT shall be respectively amended in their entirety to read as follows:

                           "ARTICLE II

                        TERM OF AGREEMENT

          The Term of this Agreement shall be for the period commending January 1, 1997 and continuing until midnight, December 31, 2000, unless sooner terminated as provided for herein. This Agreement shall terminate automatically, without further obligation or liability to either party, except for payments for coal delivered, at the end of the Term.

                            ARTICLE IV

                 SPECIFICATION & QUALITY & WEIGHT


          Section 1. Origin: The coal shall be from the Producer's operations as per the component blend indicated and meet the specifications as per Attachment I:

                         Santander      50%
                         Mina Norte     30%
                         Tachira        20%

          If the coal blend of the shipment is within a 5% deadband per component (Santander 47.5% - 52.5%; Mina Norte 27.5%
- 32.5%; Tachira 17.5% - 22.5%) there will be no adjustment to the Base Price. If the coal blend is outside of the 5% deadband the price will be adjusted to the actual weighted blend using the rates as per Attachment III. The Base Price will not be increased unless Central Hudson requests a change to the desired blend of the delivery which, on actual loading, falls outside the above ranges. The 5% deadband methodology shall- also be used if a replacement blend is requested.

                            ARTICLE VI

                            BASE PRICE

          Section 1. The Base Price for coal shipped under the terms of this Agreement will be $XX.XX DES per NT for the Contract Year 1998.

          Section 2. On or before July 1, 1998, Buyer and Seller will enter into negotiations to fix the Base Price for coal delivered hereunder for the ensuing year. This Agreement will terminate on December 31, 1998, if negotiations for the following year have not been completed by October 1.




                           ARTICLE VII

                 ADJUSTMENT IN PRICE FOR QUALITY

          Section 3. Adjustment for Ash Value: The Price to be paid to Seller by Buyer is based upon coal with an ash content (Ash Value) of seven percent (7%) by weight of the "as received" analysis of the coal. If the Ash Value is between X.X% and X.X%, there will be no adjustment for Ash Value. If the Ash Value is less than X.X%, then a premium of $.XXX per net ton shall be paid to Seller for each .X% Ash Value variation below 7.0%. If the Ash Value is greater than X.X%, then a penalty of $X.XXX per net ton shall be deducted from the Price for each .X% Ash Value variation in excess of 7.0%.

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          IN WITNESS WHEREOF, each party hereto has caused
this AGREEMENT to be executed in its behalf by its proper officer thereunder duly authorized, all as of the day and year first above written.

BUYER:    CENTRAL HUDSON GAS & ELECTRIC CORPORATION

BY:         (SGD.) PAUL J. GANCI
                   PAUL J. GANCI

ITS:      President and Chief Operating Officer



PRODUCER: INTER-AMERICAN COAL N.V.

BY:        (SGD.) MARCEL L. J. VAN DEN BERG
                  MARCEL L. J. VAN DEN BERG

ITS:      President and Chief Executive Officer


SALES AGENT:   INTER-Al

BY:        (SGD.) MARCEL L. J. VAN DEN BERG
                  MARCEL L. J. VAN DEN BERG


ITS:      President

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                          Attachment III






Base Price/Blend:

     COMPONENT           $/MMBtu        min %          max %

     Mina Norte           $X.XX          30             100
     Norte de Santander   $X.XX           -              50
     Tachira              $X.XX           -              25


Weighted Prices per short ton determined using the above $/MmBtu and the guaranteed contract Btu/Lb shall be decreased by $0.10/ton.
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